Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

SIGNET JEWELERS PROVIDES A COVID-19 BUSINESS UPDATE

Temporarily Closing All Stores in North America

Taking Immediate Actions to Increase Financial Flexibility

Not Providing Fiscal 2021 Financial Guidance

HAMILTON, Bermuda, March 23, 2020 – Signet Jewelers Limited (“Signet”) (NYSE:SIG), the world's largest retailer of diamond jewelry, today provided an update on its global operations in response to the continued spread and impact of COVID-19.

Virginia C. Drosos, Chief Executive Officer, stated: “Our hearts and prayers go out to all who have been impacted by this global pandemic.  We greatly appreciate the many workers and family members who are caring for those in need. I also want to thank our dedicated Signet team members who have found many new and innovative ways to safely help our customers continue to celebrate love during this difficult time.

The health and safety of our team members and customers continues to be our top priority. Out of the highest respect for governmental orders and the advice of leading health officials, we have temporarily closed our physical locations in North America. Store team members will receive pay and benefits through April 4, 2020 in a combination of base pay and available paid time off provisions, at which time we will further assess the situation. We will continue to follow the guidelines of government and health officials in determining when we will reopen our stores. Most importantly, we will continue to make all decisions guided by our core value of People First.”

Ms. Drosos continued, “The exceptional team, capabilities, and agility we have built through our Path to Brilliance transformation over the past two years strongly position us to navigate this time of uncertainty. Retailers are already experiencing the severe impact of the impact of COVID-19 on the global economy, and we are anticipating continued reduction in consumer spend. We are moving quickly and aggressively to strengthen Signet’s financial flexibility, prioritize investments, and reduce capital expenditures and operating expenses. This will include implementing reduced work hours, furloughs and reduced compensation across store and support center teams as we navigate this unprecedented environment.”

Store Closures

The Company has temporarily closed all of its stores in North America effective March 23, 2020. This includes the Company’s Kay Jewelers, Zales, Jared, James Allen, Peoples and Piercing Pagoda banners and the Company’s support centers. Following these temporary closures, the Company will reopen stores as pandemic conditions allow.

OmniChannel & Ecommerce

Our teams continue to work tirelessly to help our millions of customers Celebrate Life and Express Love. To this end we have made strategic investments in our eCommerce platforms resulting in enhanced online customer shopping experiences. For all of life’s most meaningful moments, from birthdays to engagements, Signet’s online platforms and channels remain open: www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com, www.pagoda.com, and www.jamesallen.com.

Increasing Financial Flexibility

As a prudent measure to increase Signet’s financial flexibility and bolster its cash position, the Company elected to access an additional $900 million from its senior secured asset-based revolving credit facility. At the time of drawdown on March 19, the Company had more than $1.2 billion in cash and an additional $292 million available on this asset-based revolving credit facility.

The asset-based revolving credit facility is subject to a fixed charge coverage ratio if availability under the facility falls below 10% of the borrowing base or $100 million whichever is higher. The Company’s most recently reported borrowing base under the asset-based revolving credit facility is approximately $1.4 billion. The Company’s senior unsecured notes due in 2024 are not subject to financial covenants.

The Company is aggressively reducing capital expenditures, prioritizing investments in flexible fulfillment and digital initiatives, and reducing operating expenses, as well as focusing on inventory discipline. This will include implementing reduced work hours, furloughs, and reduced compensation across store and Support Center teams including executives and Board of Directors.

Fiscal 2021 Outlook

As announced on January 16, 2020, Signet’s holiday period same store sales were up 1.6%, with North America same store sales up 2.0% and eCommerce sales up 13.5%. The Company will report its final fourth quarter and fiscal year 2020 results on Thursday, March 26, 2020. Signet will provide an update on first quarter sales trends to date but will not provide guidance for first quarter or full year Fiscal 2021.

About Signet Jewelers

Signet Jewelers Limited is the world's largest retailer of diamond jewelry. Signet operates approximately 3,200 stores primarily under the name brands of Kay Jewelers, Zales, Jared, H.Samuel, Ernest Jones, Peoples, Piercing Pagoda, and JamesAllen.com. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk,www.peoplesjewellers.com, www.pagoda.com, and www.jamesallen.com.

Investors:
Randi Abada
SVP Corporate Finance Strategy & Investor Relations
+1 330 668 3489
randi.abada@signetjewelers.com

Media:
Colleen Rooney
Chief Communications Officer
+1 267 438 8611
colleen.rooney@signetjewelers.com

David Bouffard
Vice President, Corporate Affairs
+1 330 668 5369
david.bouffard@signetjewelers.com

Forward-Looking Statements

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, Signet’s results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties which could cause the actual results to not be realized, including, but not limited to: the impact of a public health crisis or disease outbreak, epidemic or pandemic, such as the recent novel coronavirus on Signet’s business; general economic or market conditions, financial market risks, or other factors that relate to us, including our ability to optimize Signet's transformation initiative; a decline in consumer spending or deterioration in consumer financial position; changes to regulations relating to customer credit, disruption in the availability of credit for customers and customer inability to meet credit payment obligations; our ability to achieve the benefits related to the outsourcing of the credit portfolio sale due to technology disruptions, future financial results and operating results and/or disruptions arising from changes to or termination of the non-prime outsourcing agreement requiring transition to alternative arrangements through other providers or alternative payment options; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences; the volatility of our stock price; the impact of financial covenants, credit ratings or interest volatility on our ability to borrow; changes in our credit rating; potential regulatory changes, global economic conditions or other developments related to the United Kingdom’s exit from the European Union; exchange rate fluctuations; the cost, availability of and demand for diamonds, gold and other precious metals; stakeholder reactions to disclosure regarding the source and use of certain minerals; seasonality of Signet’s business; the merchandising, pricing and inventory policies followed by Signet and failure to manage inventory levels; Signet’s relationships with suppliers and ability to obtain merchandise that customers wish to purchase; the failure to adequately address the impact of existing tariffs and/or the imposition of additional duties, tariffs, taxes and other charges or other barriers to trade or impacts from trade relations; the level of competition and promotional activity in the jewelry sector; the development and maintenance of Signet’s OmniChannel retailing and ability to increase digital sales; changes in consumer attitudes regarding jewelry and failure to anticipate and keep pace with changing fashion trends; changes in the supply and consumer acceptance of and demand for gem quality lab created diamonds and adequate identification of the use of substitute products in our jewelry; ability to execute successful marketing programs and manage social media; the ability to optimize Signet’s real estate footprint; the ability to satisfy the accounting requirements for “hedge accounting,” or the default or insolvency of a counterparty to a hedging contract; the performance of and ability to recruit, train, motivate and retain qualified sales associates; management of social, ethical and environmental risks; the reputation of Signet and its banners; inadequacy in and disruptions to internal controls and systems, including related to the migration to a new financial reporting information technology system; security breaches and other disruptions to Signet’s information technology infrastructure and databases; and an adverse development in legal or regulatory proceedings or tax matters, any new regulatory initiatives or investigations, and ongoing compliance with regulations and any consent orders or other legal or regulatory decisions; failure to comply with labor regulations; collective bargaining activity; changes in taxation laws, rules or practices in the US and jurisdictions in which Signet’s subsidiaries are incorporated, including developments related to the tax treatment of companies engaged in Internet commerce; risks related to international laws and Signet being a Bermuda corporation; difficulty or delay in executing or integrating an acquisition, business combination, major business or strategic initiative; risks relating to the outcome of pending litigation; our ability to protect our intellectual property or physical assets; changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions; the success of recent changes in Signet’s executive management team; or the impact of weather-related incidents, natural disasters or terrorism and acts of war on Signet’s business.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statement, see the “Risk Factors” and "Forward-Looking Statements" sections of Signet’s reports filed with the SEC, including its annual report on Form 10-K and quarterly reports on Form 10-Q and the "Safe Harbor Statements" included in its current reports on Form 8-K. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.